SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549





                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange  Act of 1934



       Date of Report (Date of earliest event reported)  January 12, 1998

                              TEJAS GAS CORPORATION
             (Exact name of registrant as specified in its charter)



       DELAWARE               0-17389                 76-0263364
  (State or other           (Commission            (I.R.S. Employer
  jurisdiction              File Number)         Identification Number)
  of incorporation)


               1301 MCKINNEY, SUITE 700
                    HOUSTON, TEXAS                              77010
       (Address of principal executive offices)              (Zip Code)


     Registrant's telephone number, including area code:     (713) 658-0509





ITEM 1.     CHANGE OF CONTROL OF REGISTRANT.

            On January 12, 1998, Tejas Gas Corporation (the "Company") merged with a special purpose subsidiary of Shell Oil Company ("Shell") pursuant to a merger agreement dated September 23, 1997. As a result of the merger, the Company, as the surviving corporation, is a 100% owned subsidiary of Sierra Capital Acquisition Corp., a company formed by Shell ("Sierra Acquisition"). Holders of the Company's common shares outstanding immediately prior to the merger will receive $61.50 for each common share, which consideration will be paid by Shell or Sierra Acquisition.

            As a result of the merger, the members of the Company's board of directors will continue as directors of the Company, and Shell has appointed two additional directors.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    TEJAS GAS CORPORATION
                                          (Registrant)



Date: January 13, 1998              By:  /s/ James W. Whalen
                                          James W. Whalen
                                          Senior Executive Vice President and
                                            Chief Financial Officer